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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                                 WILTEX A, INC.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                  ARTICLE ONE
                                      NAME

The name of the corporation is WILTEX A, INC.

                                  ARTICLE TWO
                                    LOCATION

The registered office of this corporation is at 202 North Curry Street, Suite 100, City of Carson City, State of Nevada, 89703-4121. The resident agent is State Agent and Transfer Syndicate, Inc.

                                 ARTICLE THREE
                                    PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

                                  ARTICLE FOUR
                                 CAPITAL STOCK

The amount of the total authorized capital of this corporation is $100,000 as 100,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

                                  ARTICLE FIVE
                                   DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

                                 James E. Hogue
                                 1751 North Lake Drive, #104
                                 Estes Park CO 80517
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                                  ARTICLE SIX
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

                                 ARTICLE SEVEN
                                 INCORPORATORS

The name and address of the incorporator is: State Agent and Transfer Syndicate, Inc., 202 North Curry Street, Suite 100, City of Carson City, Nevada 89703-4121.

                                 ARTICLE EIGHT
                              PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                                  ARTICLE NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                  ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make,
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file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, March 5, 2002.

                                       INCORPORATOR

                                       /s/ LESLIE CARLEN
                                       ----------------------------------------
                                       Leslie Carlen for
                                       State Agent and Transfer Syndicate, Inc.

                           CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, incorporated hereby certifies that on March 5, 2002, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957,

IN WITNESS WHEREOF, I have hereunto set my hand this March 5, 2002.

                                       /s/ LESLIE CARLEN
                                       ----------------------------------------
                                       Leslie Carlen for
                                       State Agent and Transfer Syndicate, Inc.
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                               SECRETARY OF STATE

                             [STATE OF NEVADA SEAL]

                                STATE OF NEVADA

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that WILTEX A, INC. did on MARCH 14, 2002 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on MARCH 14, 2002.

                              /s/ DEAN HELLER
 [STATE OF NEVADA SEAL]
                                 Secretary of State

                           By /s/ [ILLEGIBLE]

                                 Certification Clerk